UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (Par Value $0.01)	MGM	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, on August 4, 2021, MGM Resorts International, a Delaware corporation (the “Company” or “MGM”), entered into a Master Transaction Agreement (the “Transaction Agreement”) by and among the Company, MGM Growth Properties LLC, a Delaware limited liability company (“MGP”), MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “MGP LP”), VICI Properties Inc., a Maryland corporation (“Parent”), Venus Sub LLC, a Delaware limited liability company (“REIT Merger Sub”), VICI Properties L.P., a Delaware limited partnership and VICI Properties OP LLC, a Delaware limited liability company (“New Parent OP”). The Transaction Agreement provides for, among other things, (i) the merger of MGP with and into REIT Merger Sub, with REIT Merger Sub being the surviving entity (the “REIT Merger” and such surviving entity, the “REIT Surviving Entity”), (ii) the merger of the REIT Surviving Entity with and into MGP LP, with MGP LP being the surviving entity and continuing under the name “VICI Properties 2 L.P.” (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”) and (iii) the redemption by New Parent OP of a certain number of units of New Parent OP (the “New Parent OP Units”) held by MGM and/or its subsidiaries for an aggregate cash amount equal to $4.404 billion (the “Partial Redemption”). The Mergers and the other transactions contemplated by the Transaction Agreement are collectively referred to herein as the “Transaction.”

The Transaction closed on April 29, 2022 (the “Closing Date”). Pursuant to the Transaction Agreement, (A) (i) the class B common share of MGP, no par value per share, owned by MGM, was cancelled for no consideration, (ii) each class A common share of MGP, no par value per share (a “class A common share”), issued and outstanding immediately prior to the effective time of the REIT Merger was automatically cancelled, retired and converted into the right to receive 1.366 shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) plus cash in lieu of fractional shares less any applicable tax withholdings and (iii) each limited partnership unit of MGP LP, all of which were held by the Company and certain of its subsidiaries, was canceled, retired and converted into the right to receive 1.366 units in New Parent OP and (B) a certain number of the New Parent OP Units held by MGM and/or its subsidiaries were redeemed for an aggregate redemption price of $4.404 billion, resulting in MGM retaining an approximate 1% interest in New Parent OP.

The representations, warranties and covenants contained in the Transaction Agreement and the agreements described herein were made only for purposes of such agreements and as of the specific date (or dates) set forth therein, were solely for the benefit of the parties to the applicable agreements and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the applicable agreements may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the agreements and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. The representations and warranties made by MGM, MGP and Parent are, subject to certain exceptions, qualified by disclosures made in such party’s disclosure schedules and Securities and Exchange Commission (“SEC”) filings. Moreover, information concerning the subject matter of the representations and warranties may change after the Closing Date, which subsequent developments may not be reflected in the Company’s public disclosure.

The foregoing description of the Transaction Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Transaction Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 5, 2021, and is incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Transaction Agreement.

2

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure under the Introductory Note is incorporated herein by reference.

Amended and Restated Master Lease

Pursuant to the terms and subject to the conditions and limitations set forth in the Transaction Agreement, on the Closing Date, a subsidiary of MGM (the “MGM Lessee”) entered into an Amended and Restated Master Lease (the “Amended and Restated Master Lease”) with a subsidiary of Parent (the “VICI Lessor”), pursuant to which properties owned by the VICI Lessor were leased to the MGM Lessee for an initial total annual rent of $860 million and an initial term of 25 years, with three 10-year renewal options. Rent under the Amended and Restated Master Lease will escalate at a rate of 2.0% per annum for the first 10 years and thereafter at the greater of 2.0% per annum or the consumer price index, subject to a 3.0% cap. Additionally, the Amended and Restated Master Lease provides the VICI Lessor with a right of first offer with respect to any portion of MGM’s property on which it has constructed gaming facilities located adjacent to The Empire City Casino and Yonkers Raceway in Yonkers, New York, which the VICI Lessor has the right to exercise in the event MGM elects to sell the property. MGM provided a guarantee of the MGM Lessee’s obligations under the Amended and Restated Master Lease. A copy of the Amended and Restated Master Lease is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Protection Agreement

Pursuant to the terms and subject to the conditions and limitations set forth in the Transaction Agreement, on the Closing Date, MGM, certain of its affiliates that own New Parent OP Units immediately after the Partial Redemption and certain of their transferees (the “Protected Parties”) entered into a Tax Protection Agreement (the “Tax Protection Agreement”) with Parent and New Parent OP, pursuant to which New Parent OP will indemnify the Protected Parties for grossed-up tax amounts associated with the income or gain recognized as a result of certain full or partial accelerations of certain deferred tax liabilities for a period of 15 years (beginning on the Closing Date) incurred as a result of one or more actions described in the Tax Protection Agreement taken by New Parent OP or its affiliates. A copy of the Tax Protection Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Existing MGP Credit Agreement

On the Closing Date, in connection with the Transaction, MGP repaid in full all outstanding borrowings under its senior secured credit facility, which totaled $90.0 million, plus accrued and unpaid interest thereon and fees related thereto, and terminated the related Credit Agreement, dated as of April 25, 2016, among MGP LP, Bank of America, N.A., as Administrative Agent, and the other financial institutions party thereto (as amended, the “Existing MGP Credit Agreement”). The material terms and conditions of the Existing MGP Credit Agreement, including amendments thereto, were described in MGP’s Current Reports on Form 8-K filed on April 25, 2016, October 26, 2016, May 1, 2017, March 26, 2018, June 18, 2018 and February 18, 2020. MGP incurred no material early termination penalties in connection with the termination of the Existing MGP Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

2.1*	Master Transaction Agreement, by and among the Company, MGP, MGP LP, Parent, REIT Merger Sub, Parent OP and New Parent OP, dated as of August 4, 2021 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 5, 2021).

10.1	Amended and Restated Master Lease, by and between VICI Lessor and MGM Lessee, dated as of April 29, 2022.

10.2	Tax Protection Agreement, by and among Parent, New Parent OP, the Company and the other parties thereto, dated as of April 29, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2022

MGM Resorts International

By:	/s/ Jessica Cunningham
Name:	Jessica Cunningham
Title:	Senior Vice President, Legal Counsel and Assistant Secretary